Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Form S-1 Nos. 333-192607 and 333-184036) of ZaZa Energy Corporation and in the related Prospectuses,

(2)         Registration Statement (Form S-3 No. 333-192257) of ZaZa Energy Corporation and in the related Prospectus, and

(3)         Registration Statement on Form S-8 (No. 333-185586) of ZaZa Energy Corporation and in the related Prospectus;

of our report dated March 31, 2014, with respect to the consolidated financial statements of ZaZa Energy Corporation included in this Annual Report (Form 10-K) of ZaZa Energy Corporation for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Houston, Texas
March 31, 2014